UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

POLARIS INDUSTRIES INC.
 (Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Polaris Industries Inc., a Minnesota corporation (the “Company”), entered into a Fourth Amended and Restated Credit Agreement (the “Agreement”), dated as of July 2, 2018, among the Company, Polaris Sales Inc., any other Domestic Borrower (as defined therein) that thereafter becomes a party thereto, Polaris Sales Europe Sàrl, any other Foreign Borrower (as defined therein) that thereafter becomes a party thereto, the Lenders named therein, U.S. Bank National Association, as Administrative Agent, Left Lead Arranger and Lead Book Runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and MUFG Bank, Ltd., as Joint Lead Arrangers, Joint Book Runners and Syndication Agents, and Bank of the West, Fifth Third Bank, JP Morgan Chase Bank N.A., PNC Bank, National Association and BMO Harris Bank N/A., as Documentation Agents. The Agreement amended and restated that certain Third Amended and Restated Credit Agreement among the parties thereto dated as of November 9, 2016 (the “Existing Credit Agreement”). The Agreement provides for a five-year term loan senior credit facility in an aggregate principal amount of $1.18 billion (the “Term Credit Facility”). The Agreement also provides for a five-year senior revolving credit facility (the “Revolving Credit Facility,” and collectively with the Term Credit Facility, the “Credit Facility”) in an aggregate amount of $700 million. Additionally, the Agreement provides for the Company to request that the Credit Facility be increased by $940 million. Any such increase remains at the lenders’ discretion.

The Company may borrow, prepay and reborrow Revolving Credit Facility loans (Term Credit Facility loans, once repaid, may not be reborrowed) and obtain letters of credit under the Agreement subject to customary representations and warranties, covenants and events of default, including but not limited to covenants restricting the ability of the Company and its subsidiaries to (i) merge or consolidate with another entity, (ii) sell, transfer, lease or convey their assets, (iii) make any material change in the nature of their core business, (iv) make certain investments, or (v) incur secured indebtedness.

The Agreement requires the Company to maintain a leverage ratio of not more than 3.50 to 1.00, provided that under certain conditions the leverage ratio may be increased to 4.00 to 1.00, on a rolling four quarter basis. Additionally, the Agreement requires the Company to maintain an interest coverage ratio of not less than 3.00 to 1.00, on a rolling four quarter basis.

The aggregate amount at any time outstanding under the Revolving Credit Facility may not exceed the total commitments of $700 million, including up to $50 million in letters of credit and $100 million of swing-line advances. The aggregate amount at any time outstanding under the Term Loan Facility may not exceed the total commitments of $1.18 billion (or up to an aggregate amount of $2.12 billion if the size of the facilities is increased as described above). Proceeds may be used for working capital, capital expenditures, share repurchases and other lawful general corporate purposes. A portion of the proceeds from borrowings under the Credit Facility will be used to fund the acquisition of Boat Holdings, LLC described below.

Under the Agreement, the Company pays a facility fee that varies between 0.10% and 0.25%, depending upon its leverage ratio. Advances denominated in U.S. Dollars carry, at the Company’s option, either the “base rate” of interest, or the “eurocurrency rate” of interest. Borrowings denominated in a currency other than U.S. Dollars carry the eurocurrency rate. The applicable margin for advances under the Revolving Credit Facility ranges from 0.00% to 0.50% for base rate advances and from 0.90% to 1.50% for eurocurrency advances, in each case depending upon the Company’s leverage ratio. The applicable margin for advances under the Term Loan Facility ranges from 0.00% to 0.75% for base rate advances and from 1.00% to 1.75% for eurocurrency advances, in each case depending upon the Company’s leverage ratio. For LIBOR-based interest rates, the Company may elect an interest period for advances (i) denominated in U.S. Dollars of seven days or one, two, three, six or 12 months), (ii) denominated in Swiss Francs or Euros of seven days or one or three months and (iii) denominated in any other agreed currency of one or three months.

The full terms and conditions of the credit facility are set forth in the Agreement. A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The Agreement replaces the Existing Credit Agreement.

Some of the lenders named under the Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking, foreign currency and commodity hedging, share repurchases and investor research coverage by their financial analysts.

The information described below under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” with respect to the Note Purchase Agreement is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 2, 2018, Polaris Industries Inc., a Delaware corporation (“Parent”) and wholly owned subsidiary of the Company, completed its previously announced acquisition (the “Acquisition”) of Boat Holdings, LLC, a Delaware limited liability company (“Boat Holdings”), pursuant to the Agreement and Plan of Merger dated May 29, 2018 (“Merger Agreement”), by and among Parent, Polaris Sales Inc., a Minnesota corporation and wholly owned subsidiary of Parent (“Buyer”), Beam Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer (“Merger Sub”), Boat Holdings, and the holder representative thereunder. Upon the consummation of the Acquisition, Merger Sub merged with and into Boat Holdings, with Boat Holdings continuing as the surviving limited liability company and a wholly owned subsidiary of Buyer.

The Acquisition was structured as a purchase of the outstanding equity interests in Boat Holdings for aggregate consideration of $825 million, subject to customary adjustments based on, among other things, the amount of cash, debt and working capital in the business of Boat Holdings at the closing date, with a portion of such aggregate consideration equal to $100 million to be paid in the form of a series of deferred annual payments over 12 years following the closing date.

The Company funded the purchase price for the Acquisition with borrowings under the Credit Facility described above and the proceeds of the issuance of its 4.23% Senior Notes, Series 2018, due July 3, 2028 described below.

The foregoing description of the Merger Agreement and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by reference to, the description of the Acquisition in Item 1.01 of the Company’s Current Report on Form 8-K filed on May 30, 2018 and the full text of the Merger Agreement which was filed as Exhibit 2.1 thereto, and which are incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors with information regarding the terms of the Acquisition. They are not intended to provide any other factual information about the Company or any parties to the Merger Agreement or their respective affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for the purpose of the Merger Agreement and as of specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms of the Acquisition, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Merger Agreement as statements of factual information.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 2, 2018, the Company entered into a Master Note Purchase Agreement (the “Note Purchase Agreement”) by and among the Company and the purchasers named therein (collectively, the “Purchasers”). Pursuant to the Note Purchase Agreement, the Company will issue $350,000,000 aggregate principal amount of its 4.23% Senior Notes, Series 2018, due July 3, 2028 (collectively, the “Notes”) to the Purchasers. No principal payments are due on the Notes until maturity. Interest payments on the Notes are due semi-annually. The Company may issue and sell additional series of notes under the Note Purchase Agreement, in an aggregate principal amount of up to $150,000,000, from time to time. The Purchasers are not obligated to purchase any of the additional notes.

The Notes will be unsecured obligations of the Company and rank pari passu in right of payment with all of the Company’s other unsecured senior debt. The Company may at any time prepay all, or any portion of the Notes; provided that such portion is at least $1,000,000. In the event of a prepayment, the Company will pay an amount equal to 100% of the principal amount so prepaid, plus a make-whole premium.

The Note Purchase Agreement includes covenants that restrict the Company’s ability to, among other things, transfer or sell assets, incur additional priority debt, create liens or engage in mergers or consolidations. The Company must also comply with leverage and interest coverage ratios as set forth in the Note Purchase Agreement. The covenants in the Note Purchase Agreement are comparable to the covenants in the Agreement.

The Note Purchase Agreement also includes certain events of default. Upon the occurrence of certain bankruptcy or insolvency events, all outstanding Notes will automatically become immediately due and payable. Upon the occurrence of payment events of default, any holder of the Notes may declare all Notes held by that holder to be immediately due and payable. Upon the occurrence of other events of default, a majority in principal amount of the Notes may declare all of the Notes immediately due and payable. The Company’s obligations with respect to the Note Purchase Agreement and the notes issued thereunder will be guaranteed by Polaris Sales Inc. and those of its other subsidiaries that also guarantee indebtedness under the Agreement.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note Purchase Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the Agreement is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on July 2, 2018 announcing the completion of the acquisition of Boat Holdings. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a)                  Financial Statements of Businesses Acquired.

The Company intends to file the historical financial statements of Boat Holdings, LLC required by this Item 9.01(a) as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)                  Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by this Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)            Exhibits

Exhibit No.	Exhibit

2.1
Merger Agreement, dated as of May 29, 2018, by and among Polaris Industries Inc., Polaris Sales Inc., Beam Merger Sub, LLC, Boat Holdings, LLC, and the Holder Representative thereunder (excluding schedules and exhibits, which the Company agrees to furnish supplementally to the SEC upon request) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 30, 2018).

4.1	Master Note Purchase Agreement by and among Polaris Industries Inc. and the purchasers party thereto, dated July 2, 2018.

10.1
Fourth Amended and Restated Credit Agreement, dated July 2, 2018 by and among Polaris Industries Inc., Polaris Sales Europe Sàrl, any other Foreign Borrower (as defined therein) that hereafter becomes a party thereto, the Lenders named therein, U.S. Bank National Association, as Administrative Agent, Left Lead Arranger and Lead Book Runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and MUFG Bank, Ltd., as Joint Lead Arrangers, Joint Book Runners and Syndication Agents, and Bank of the West, Fifth Third Bank, JP Morgan Chase Bank N.A., PNC Bank, National Association and BMO Harris Bank N/A., as Documentation Agents.

99.1	Press release, dated July 2, 2018.

EXHIBIT INDEX

Number	Description	Method of Filing
2.1
Merger Agreement, dated as of May 29, 2018, by and among Polaris Industries Inc., Polaris Sales Inc., Beam Merger Sub, LLC, Boat Holdings, LLC, and the Holder Representative thereunder (excluding schedules and exhibits, which the Company agrees to furnish supplementally to the SEC upon request).
Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 30, 2018

4.1	Master Note Purchase Agreement by and among Polaris Industries Inc. and the purchasers party thereto, dated July 2, 2018.	Filed Herewith

10.1
Fourth Amended and Restated Credit Agreement, dated July 2, 2018 by and among Polaris Industries Inc., Polaris Sales Europe Sàrl, any other Foreign Borrower (as defined therein) that hereafter becomes a party thereto, the Lenders named therein, U.S. Bank National Association, as Administrative Agent, Left Lead Arranger and Lead Book Runner, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and MUFG Bank, Ltd., as Joint Lead Arrangers, Joint Book Runners and Syndication Agents, and Bank of the West, Fifth Third Bank, JP Morgan Chase Bank N.A., PNC Bank, National Association and BMO Harris Bank N/A.,  as Documentation Agents.
Filed Herewith

99.1	Press release, dated July 2, 2018.	Furnished Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 2, 2018

POLARIS INDUSTRIES INC.

/s/ Michael T. Speetzen
Michael T. Speetzen
Executive Vice President – Finance and
Chief Financial Officer